EXHIBIT 1


June 28, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Tech Data Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 21, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP